UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 9, 2014

 THIRD POINT REINSURANCE LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36052	98-1039994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
The Waterfront, Chesney House
96 Pitts Bay Road
Pembroke HM 08 Bermuda
(Address of principal executive offices and Zip Code)
Registrant’s telephone number, including area code: +1 441 542-3300
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submissions of Matters to a Vote of Security Holders

Third Point Reinsurance Ltd. (the "Company") held its Annual General Meeting of Shareholders on May 7, 2014 (the "Annual Meeting").

Proxies with regard to the matters voted upon at the Annual Meeting were solicited under Regulation 14A of the Securities Exchange Act of 1934, as amended. Set forth below is a brief description of each matter voted upon at the Annual Meeting and the results of voting on each such matter.

(a)    The election of four Class I directors, one Class II director and one Class Ill director to our Board of Directors to serve for terms expiring in 2017, 2015 and 2016, respectively, or until their respective successors are elected and qualified. There was no solicitation in opposition to any of the nominees listed in the proxy statement and all of the nominees were elected.

Director Name	For	Withheld	Broker Non-Votes
Steven E. Fass (Class I)	71,756,491	429,051	8,307,713
Mary R. Hennessy (Class I)	71,781,021	404,521	8,307,713
Neil McConachie (Class I)	71,755,291	430,251	8,307,713
Gary D. Walters (Class I)	71,750,507	435,035	8,307,713
Mark Parkin (Class II)	71,752,716	432,826	8,307,713
Rafe de Ia Gueronniere (Class Ill)	71,780,435	405,107	8,307,713

(b)   The election of certain individuals as Designated Company Directors (as defined in the proxy statement) of certain of our non-U.S. subsidiaries, as required by our Bye-Laws. There was no solicitation in opposition to any of the nominees listed in the proxy statement and all of the nominees were elected.

For	Against	Abstain	Broker Non-Votes
66,114,228	5,994,872	58,442	8,325,713

(c)   The approval of the appointment of Ernst & Young Ltd., an independent registered public accounting firm, as the Company's independent auditor to serve until the annual general meeting to be held in 2015, and the authorization of our Board of Directors, acting by the Audit Committee, to determine the independent auditor’s remuneration.

For	Against	Abstain	Broker Non-Votes
80,395,174	39,470	58,611	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2014	/s/ Tonya L. Marshall
	Name:	Tonya L. Marshall
	Title:	Executive Vice President, General Counsel and Secretary